EXHIBIT 32.1

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

Certification Pursuant to 18 U.S.C. § 1350

      Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, the undersigned, Andrew J. Schindler, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), hereby certifies, to his or her knowledge, that:

1) RJR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information contained in RJR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of RJR.

      EXECUTED this 7th day of November, 2003.

/s/ ANDREW J. SCHINDLER

Andrew J. Schindler, Chairman of the Board, President and Chief Executive Officer of R.J. Reynolds Tobacco Holdings, Inc.

/s/ DIANNE M. NEAL

Dianne M. Neal, Executive Vice President and Chief Financial Officer of R.J. Reynolds Tobacco Holdings, Inc.